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                                                                   Exhibit 10.22

                             STANDSTILL AGREEMENT


     THIS STANDSTILL AGREEMENT (this "Agreement") is entered into this 21st day of December, 2000, by and among Pediatric Services of America, Inc., a Delaware corporation (the "Company"), The D3 Family Fund, L.P., a Washington limited partnership (the "D3 Fund"), David Nierenberg, and Haredale, Ltd., a Bahamas corporation (collectively, with the D3 Fund, and David Nierenberg, "Purchasers").

     WHEREAS, Purchasers are the beneficial owners of 14.9% of the outstanding common stock of the Company as of December 20, 2000;

     WHEREAS, Purchasers have expressed an interest in acquiring in excess of 15% of the outstanding common stock of the Company;

     WHEREAS, under the Rights Agreement dated as of September 22, 1998 between the Company and Chasemellon Shareholder Services, L.P., n/k/a Mellon Investor Services LLC [sic], (the "Rights Plan"), as amended December 21, 2000 (the "First Amendment"), such ownership would cause Purchasers to be deemed an Acquiring Person as defined in the Rights Plan; and

     WHEREAS, the Company and Purchasers agreed to enter into this Agreement as a condition to the Board of Directors of the Company deeming Purchasers a Special Acquiring Person, as defined in the First Amendment, in the event that Purchasers, together with their Affiliates and Associates, as hereinafter defined, acquire 15% or more, but less than 20%, of the outstanding Common Stock of the Company in one or more transactions;

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Standstill Agreement. For a period of two (2) years from the date of this Agreement, the Purchasers, together with their Affiliates and Associates shall not, directly or indirectly, alone or in concert with others:

         (a) acquire, offer to acquire or agree to acquire, or announce an intention to acquire or offer to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act"), and Rule 13d-5 promulgated thereunder or otherwise, or obtain a right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or obtain the right to vote or dispose of or have "Beneficial Ownership" of (as determined pursuant to Section 1(e) of the Rights Plan), including pursuant to any agreement, arrangement or understanding, whether or not in writing, or otherwise, any securities of the Company or any rights to acquire any securities of the Company or any subsidiary thereof in an amount equal to or greater than 20%;

         (b) except with the approval of the Board of Directors of the Company, seek election to, seek to place a representative on, or seek the removal of any member of, the Board of the Directors of the Company;

         (c) except for a request made solely to the Board of Directors of the Company, request, or announce its intention to request, the Company (or its officers, employees or agents) to amend or waive any provision of this Agreement.

In addition to the foregoing prohibitions, Purchasers acknowledge that they are bound by the terms of the Rights Plan and the First Amendment. Purchasers shall not, however, be prohibited from consulting with the Board of Directors of the Company with respect to business matters normally discussed between shareholders and the management or board of directors of a publicly-traded company.

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     2.  Company's Right of First Refusal.

         (a) For a period of two (2) years from the date of this Agreement, if Purchasers desire to offer, sell, assign, pledge, transfer or dispose of ("Transfer") any more than 10,000 of their shares of capital stock of the Company in any single trading day (the "Offered Shares"), Purchaser shall notify the Company in writing of the proposed transfer (the "Notice"). The Company shall have the right to purchase any or all of the Offered Shares at a price equal to the average closing price of the last five (5) trading days as quoted on the OTC Bulletin Board (or other regulated quotation service, trading market or national securities exchange upon which the Company's securities are listed) on the date of the Notice.

         (b) In lieu of or in addition to exercising its right to purchase any or all of the Offered Shares, the Company shall have the right to direct the opportunity to purchase any or all of the Offered Shares to one or more purchasers of the Company's choosing (the "Additional Purchasers") at the price set forth in Section 2(a) above.

         (c) If the Company and/or the Additional Purchasers, or any one or more thereof, elects to purchase any or all of the Offered Shares, the Company and/or the Additional Purchasers, as appropriate, shall give notice of acceptance to the Purchaser within five (5) working days of the Notice, designating who will purchase the Offered Shares, the number of Offered Shares to be purchased by each, and a place, date and time for the closing of the sale and purchase of the Offered Shares, which closing shall occur not more than five (5) working days after the date the notice of acceptance from the Company and/or the Additional Purchasers is duly given.

         (d) In the event the Company and/or the Additional Purchasers elect not to exercise their right of first refusal to purchase any or all of the Offered Shares, Purchasers shall have the right to sell the Offered Shares pursuant to this Section 2(d). Subject to compliance with all applicable legal restrictions on such sales, Purchasers may sell in any one day up to an amount of shares equal to twice the average daily reported volume of trading in the Company's securities as reported through the automated quotation system of a registered securities association during the two calendar weeks preceding the date of sale; provided, however, under this subsection, Purchasers may, in the context of a negotiated block sale to an arm's length buyer, dispose of the Offered Shares in a block sale or sales at a price within 10% of the price determined in accordance with Section 2(a) of this Agreement.

     3. Definitions. The following terms will have the following meanings for purposes of this Agreement:

         (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         (b) "Associate" shall mean:

             (i) any corporation or organization, or parent or subsidiary of such corporation or organization, of which a Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity securities;

             (ii) any trust or other estate in which a Person has a beneficial interest of 10 percent or more or as to which such Person serves as trustee or in a similar fiduciary capacity; and

             (iii) any parent, brother or sister (whether by whole of half blood), ancestor, lineal descendant or spouse of David Nierenberg, or any such relative of such spouse, who receive common shares of the Company through the estate of David Nierenberg or through the distribution by any Purchaser of common shares of the Company whose ownership is attributable to David Nierenberg.

         (c) All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Exchange Act.

     4. Notice. Any notices, requests, instructions or other documents required to be given hereunder shall be in writing, effective when delivered personally or by overnight delivery through a nationally

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recognized overnight delivery service, or by facsimile (with a confirmatory copy sent by overnight courier), to each of the parties at the addresses below or at such other address as the parties may designate in writing.

     5. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and interpreted, in accordance with the laws of the State of Delaware, U.S.A., without giving effect to any conflicts-of-law principles.

     6. Entire Agreement; Amendment. This Agreement represents the sole understanding of the parties with respect to the subject matter contained herein, superseding all previous written or oral communications, representations, understandings, arrangements or agreements. No amendment or modification of this Agreement or waiver of the terms and conditions herein shall be binding unless approved in writing by the Company.

     7. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

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     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

WITNESS:                          Pediatric Services of America, Inc.


By: /s/ Charlotte J. Mitchell     By: /s/ Joseph D. Sansone
   --------------------------        -----------------------------------
Name: Charlotte J. Mitchell          Joseph D. Sansone
                                     Chairman of the Board, President
                                     and Chief Executive Officer
                                     Pediatric Services of America, Inc.
                                     310 Technology Parkway
                                     Norcross, Georgia 30092-2929

WITNESS:                          The D3 Family Fund, L.P.


By: /s/ Patricia Nierenberg       By: /s/ David Nierenberg
   --------------------------        ---------------------------------
Name: Patricia Nierenberg            David Nierenberg, President
                                     Nierenberg Investment Management
                                     Company, Inc.
                                     General Partner of the D3 Family Fund, L.P.
                                     19605 NE 8/th/ Street
                                     Camas, Washington 98607

WITNESS:                          Haredale, Ltd.

By:/s/ Patricia Nierenberg        By: /s/ David Nierenberg
   --------------------------        ---------------------------------
Name: Patricia Nierenberg            David Nierenberg
                                     Portfolio Manager
                                     Haredale, Ltd.
                                     P.O. Box N-4465
                                     Nassau, New Providence
                                     The Bahamas

WITNESS:                          David Nierenberg

By: /s/ Patricia Nierenberg       By: /s/ David Nierenberg
   --------------------------        --------------------------
Name: Patricia Nierenberg            David Nierenberg, Individually

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